Exhibit 10.84

Confidential Term Sheet

July 15, 2024

Partner #1:	Bioxytran, Inc. (“BIXT” or the “Company”)

Partner #2:	The Heme Foundation (“Heme” or the “Investor”)

Partner #3:	NDPD Pharma, Inc. (“NDPD” or the “Manufacturer”), and/or its assigns as designated by NDPD.

Investment:	The terms set forth below are indicative only and subject to review and acceptance of the Company and the Investor.

Joint Venture:	The parties agree to form a Joint Venture (“JV”) for the development, manufacturing and distribution of the Universal Oxygen Carrier (“UOC”) for use in transfusion medicine and life-saving blood oxygenation therapy.

Contributions:	Bioxytran, Inc.	The Company will also contribute the expertise and knowledge to validate products for distribution based on indications of use of UOC. The Company shall submit a patent registration and establish a non-exclusive distribution agreement to Heme, limited to the use of UOC in transfusion and blood oxygenation, for organizations operating under civilian authority. Further, the Company shall establish a non-exclusive distribution right to the NDPD, limited to the use of UOC in transfusion and blood oxygenation, for organizations operating under military authority as well as an unlimited right of manufacturing.

	Heme Foundation	The Investor shall initially contribute up to $10 million in capital for validation as per the agreed budget.

	NDPD Pharma, Inc.	The Manufacturer shall develop an initial prototype and make a validated proof-of-concept trial. Upon successful outcome the Manufacturer will develop a process for lyophilization (freeze-drying) of the compound, clinical protocols, and the establishment of a GMP compliant facility.

Obtained Rights:	Bioxytran, Inc.	Patent Rights and Exclusive (except were elsewhere stated) and Unlimited Exploitation Rights;
		–	UOC
		–	PLI
		–	MDX Viewer (in clinical trial setting) – license agreement dated April 4, 2019

	Heme Foundation	Distribution Rights for Civilian Institutions;
		–	UOC (transfusion medicine and blood oxygenation therapy)
		–	MDX Viewer (in clinical setting) – in separate agreement

	NDPD Pharma, Inc.	Unlimited Rights of Manufacturing, and Distribution Rights for Institutions under Military Authority;
		–	UOC
		–	Carbohydrate Excipient (“PLI”)

Project Supervision:	The therapeutic development of UOC will be managed by the Company, while the manufacturing will be managed by NDPD.

Budget of JV:	The Investor will fund the JV on the following budget:

●	Stage One – One Year ($1.5M)

○	Funding to be initiated 20 days after signing and advanced on a budgeted/approved basis.
○	Hiring of Project Manager and to locate a prototype development site
○	Development of carbohydrate molecule to be linked to the hemoglobin-based oxygen carrier (“HBOC”).
○	Development of initial manufacturing prototype.
○	Small scale animal trial for product validation.
○	Use of funds for manufacturing of drug, auditing, and testing, and invitro testing.
○	Milestones: Initial in-vivo results, i.e. knowing it works, “go or no go” decision.

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●	Stage Two - Four to Six Months ($1.5M)

○	Funding to be advance on a budgeted/approved basis upon completion of Stage One.
○	Lyophilization of compound
○	Large-scale in-vivo testing in animals (toxicity and efficacy).
○	Nuclear Magnetic Residence testing.
○	Pre-IND submission with the Indian Central Drugs Standard Control Organisation (“CDSCO”).
○	Development of GLP manufacturing.
○	Start-up funding for MDX.
○	Milestones: Drug show efficacy in animals, “go or no go” decision.

●	Stage Three –Six to Twelve months ($6.0 – 7.5M)

○	Funding to be advanced on a budgeted/approved basis commencing at the end of Stage Two.
○	Development of GMP manufacturing.
○	Modernization of the MDX-Viewer.
○	Sites selection for human trials.
○	Respond to feedback and protocols from IND.
○	Milestones: GMP manufacturing completed and MDX-Viewer tested in hospital setting, “go or no go” decision.

●	Stage Four – Four to Six Months ($2.0 – 2.5M)

○	Funding to be advanced on a budgeted/approved basis commencing at the end of Stage Three.
○	Phase I clinical trials (non-toxicity) in healthy volunteers.
○	Clinical trial for 200 patients at an estimated cost of $65,000 per patient.
○	Milestones: Drug show non-toxicity in humans, “go or no go” decision.

●	Stage Five – Four to Six Months ($3.0 – 4.0M)

○	Funding to be advanced on a budgeted/approved basis commencing at the end of Stage Four.
○	Clinical trial for 200 patients at an estimated cost of $65,000 per patient.
○	Milestones: Drug show efficacy in humans, “go or no go” decision.

●	Stage Six – 12 to 18 Months ($6.0 – 8.0M)

○	Funding to be advanced on a budgeted/approved basis commencing at the end of Stage Five.
○	Clinical trial for 400 patients at an estimated cost of $65,000 per patient.
○	Regulatory Review and Approval.
○	Market Preparation and Post-Approval Studies.

“No Go” Decision:	Should a “no go” decision be reached at the end of any stage indicating the failure of UOC for transfusion and blood oxygenation, the JV will terminate and any remaining monetary assets distributed equally between the partners, while any equipment and IP rights will remain in Bioxytran.

Conditions:	The transactions contemplated hereby will be subject to customary closing conditions, including, but not limited to:

–	Satisfactory results of business, tax, legal, environmental and regulatory due diligence, as determined by Heme in its sole discretion;
–	The parties agreeing upon and executing and delivering the Definitive Agreements;
–	Notes on terms satisfactory to the parties;
–	Receipt of any required governmental and third-party consents;
–	Absence of injunction, litigation, etc.; and
–	No material adverse change.

Confidentiality:	This Term Sheet is confidential, and none of its provisions or terms shall be disclosed to anyone who is not a prospective purchaser of the securities contemplated herein, an officer or director of the Company or such party’s respective agents, advisers or legal counsel, unless required by law. Heme shall continue to be under the confidentiality obligations set forth in the Confidentiality Agreement entered into with the Company on July 12, 2024.

Definitive Agreements:	Mutually acceptable definitive agreements will be initially prepared by Bioxytran’s counsel, which will include agreements covering the above items described in this term sheet and such other terms as may be mutually acceptable to the parties thereto (the “Definitive Agreements”). The Definitive Agreements will contain other customary and appropriate terms in addition to the terms set forth herein and agreed upon by the parties.

Governing Law:	State of Delaware.

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Due Diligence:	This term sheet is subject to the satisfactory completion of due diligence by the Company, the Investor and the Manufacturer and their affiliates. NDPD, Heme and their representatives will be provided reasonable access at reasonable times to the books, records, financial statements, contracts, internal financial reports and projections, other materials and assets, as well as key personnel, as reasonably requested to allow the Investor and its affiliates to adequately complete their due diligence examination. The Company’s representatives will cooperate with NDPD, Heme and their representatives in connection with their due diligence investigation.

Costs and Expenses:	The Company shall promptly reimburse NDPD and Heme for all reasonable out of pocket fees, costs and expenses incurred by NDPD and Heme relating to the transactions described herein to fund the investment, including expenses related to the due diligence investigation as well as the preparation and negotiation of the agreements and other documentation related to the issuance and sale of the Parts, which shall not exceed $25,000. Such expenses to be reimbursed only if the Closing occurs and such amounts being paid to NDPD and Heme at the Closing.

Transaction Fee:	NDPD, or its assigns shall be entitled to a Structuring and Management Fee of 6% to be paid by the JV on a prorated basis as funds are advanced at each stage for the first $10,000,000 adv to the JV.

NDPD,	Heme and the Company will agree to payment of any other Finders or engagement of Investment Bankers, if funding above and beyond initial budget will be required.

General:	The Company can issue a press release or other public announcement regarding this transaction (including a Form 8-K), provided that the Company shall provide NDPD and Heme two (2) days prior written notice and opportunity to review and provide reasonable comments to such press release and Form 8-K, provided however, such review and right to comment of NDPD’s and Heme’s shall not prevent the Company from proceeding with any such filing in order to complying with its filing and disclosure obligations under applicable law.

This Term Sheet reflects the principal terms of the transactions contemplated hereby. Notwithstanding any prior corporate approvals of this Term Sheet or any other action, no party or any of its affiliated companies, or the officers, directors or agents of any of them will have any legal obligation (except the obligation to negotiate in good faith and finalize the definitive agreements, subject only to the specific contingencies and including all of the transaction terms described in this Term Sheet) to any other party or any other person or entity by reason of this Term Sheet or any other matter contemplated hereby or giving rise hereto, until the parties execute definitive agreements providing for the transactions contemplated hereby; provided that the terms under section titled Confidentiality and Exclusivity shall be binding on the parties.

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